Exhibit 10.2

STOCKHOLDER AGREEMENT

STOCKHOLDER AGREEMENT, dated as of April __, 2014 (this “Agreement”), by and between Red Oak Fund LP, The Red Oak Long Fund LP and Pinnacle Opportunities Fund, LP (collectively, the “Red Oak Funds”), and Cord Blood America, Inc., a Florida corporation (the “Company”).

WHEREAS, as of the date hereof, the Red Oak Funds will hold 724,000 shares of Series A Preferred Stock of the Company which, if converted to Common Stock would represent 29.9793% of the outstanding equity securities of the Company (such shares, or any other voting or equity securities of the Company hereafter acquired by the Red Oak Funds prior to the termination of this Agreement, being referred to herein collectively as the “Shares”); and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Section 1.                      Voting of Shares.

(a)           For purposes of this Agreement, (i)   “Sale Transaction” means a sale or transfer of more than fifty percent (50%) of the assets or shares outstanding of the Company on a consolidated basis or any merger (or similar transaction) that requires approval of the Company’s stockholders and results in a change of control of the Company; (ii) “Red Oak Offer” means a proposed Sale Transaction in which the proposed acquirer is any of the Red Oak Funds or any entity or group in which the Red Oak Funds  and/or David Sandberg has ten percent (10%) or more of the economic interest; and (iii) “Excess Shares” means such positive number of Shares, if any, determined by subtracting (x) the number of shares of Company capital stock held by the Company’s largest stockholder (other than the Red Oak Funds), from the total number of Shares.

(b)           The Red Oak Funds covenants and agrees that if, within the six months prior to the date of a stockholder vote to approve a Red Oak Offer, a Red Oak Funds employee, partner, member, manager or officer is or has served as a member of the Board of Directors of the Company; the Red Oak Funds shall vote the Excess Shares pro rata in accordance with the aggregate voting of Company shares held by parties other than the Red Oak Funds or any entity or group which includes the Red Oak Funds. The provisions in this Section 1(b) shall only apply if at the time of the record date to approve such  Red Oak Offer, the Red Oak Funds (collectively) is the stockholder holding the largest number of shares of Company capital stock.

(c)           The Red Oak Funds hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by the Company, and each of them individually, as the Red Oak Funds’ proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote the Excess Shares at any meeting of the stockholders of the Company called with respect to a Red Oak Offer.  Except as otherwise provided for herein, the Red Oak Funds hereby (i) affirm that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratify and confirm all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirm that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 607.0722 of the Florida Business Corporation Act.  Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

Section 2.                      Representations and Warranties.  Each party hereby represents and warrants to the other with respect to itself as follows:

(a)           Power, Binding Agreement. Each party has the legal capacity and all requisite power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each party and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(b)           No Conflicts.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, the Red Oak Funds, the Shares or any of the parties’ properties or assets.  Except as expressly contemplated hereby, the Red Oak Funds are not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders’ agreement, partnership agreement or voting trust.

Section 3.                      Termination.  This Agreement shall terminate upon the earlier of (a) such date as the Red Oak Funds (collectively) is no longer the stockholder owning the largest number of shares of the Company’s outstanding capital stock; or (b) the Shares constitute less than 10% of the outstanding shares of Company capital stock.

Section 4.                      Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 5.                      Fiduciary Duties.  The Red Oak Funds are entering this Agreement solely in their capacity as an owner of their respective Shares, and nothing herein shall prohibit, prevent or preclude any Red Oak Funds designee from taking or not taking any action in his or her capacity as an officer or director of the Company.

Section 6.                      Miscellaneous.

(a)           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(b)           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the principles of conflicts of law thereof.

(d)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(e)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

(i)           if to the Red Oak Funds, to:

Red Oak Partners, LLC
1969 SW 17TH St.
Boca Raton, FL 33486
Fax: 646-390-6784
Attn: David Sandberg, Portfolio Manager

 (ii)           if to the Company to:

Cord Blood America, Inc.
1857 Helm Drive
Las Vegas, NV 89119
Fax: (702) 914-7251
Attn:  Joseph Vicente, Chairman and President
Stephen Morgan, Vice President and General Counsel

(f)           No Third Party Beneficiaries.  This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

(g)           Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(h)           Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated.  The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

(i)           Submission to Jurisdiction.  Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Florida in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 6(e).  Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(j)           WAIVER OF JURY TRIAL.   EACH OF THE COMPANY AND THE RED OAK FUNDS HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARENT, THE COMPANY OR THE RED OAK FUNDS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Signature Page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CORD BLOOD AMERICA, INC.

By:	/s/ Joseph Vicente
Joseph Vicente
President

Red Oak Fund LP

By:	/s/ David Sandberg
David Sandberg
Portfolio Manager

Red Oak Long Fund LP

By:	/s/ David Sandberg
David Sandberg
Portfolio Manager

Pinnacle Opportunities Fund, LP

By:	/s/ David Sandberg
David Sandberg
Portfolio Manager